Exhibit 99.3
Final Transcript
Conference Call Transcript
GBE — Q2 2010 Grubb & Ellis Earnings Conference Call
Event Date/Time: Aug 10, 2010 / 02:30PM GMT

THOMSON REUTERS STREETEVENTS  | www.streetevents.com  |  Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript
Aug 10, 2010 / 02:30PM GMT, GBE — Q2 2010 Grubb & Ellis Earnings Conference Call
CORPORATE PARTICIPANTS
Thomas D’Arcy
Grubb & Ellis Company — President, CEO
Jack Van Berkel
Grubb & Ellis Company — EVP, COO
Michael Rispoli
Grubb & Ellis Company — CFO
Matt Engel
Grubb & Ellis Company — EVP — Finance
Jeff Hanson
Grubb & Ellis Company — EVP, President and CEO — Grubb & Ellis Equity Advisors
CONFERENCE CALL PARTICIPANTS
Will Marks
JMP Securities — Analyst
Brandon Dobell
William Blair & Company — Analyst
Klaus Von Stutterheim
Deutsche Bank — Analyst
PRESENTATION
Operator
Good morning, and welcome to the Second Quarter Earnings Conference Call for Grubb & Ellis Company. Today’s call is being webcast live and will be archived and available for replay in the Investor Relations section of the Company’s website. Please turn to slide one. The presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include assumptions regarding expectations or estimates of future financial and operating results or events, industry and market trends and other market opportunities for Grubb & Ellis.
The information in this presentation discusses the state of Grubb & Ellis’ business as of the date of the presentation. Except to the extent required by applicable security laws, Grubb & Ellis does not assume any obligation to update or correct any information you may hear today. Please refer to the Company’s annual report on Forms 10K/A and other filings with the Securities and Exchange Commission for a discussion of risk factors or uncertainties that could cause actual results to defer materially from comments made today. At this time, I would like to turn the call over to Mr. Thomas D’Arcy, President and Chief Executive Officer, for opening remarks. Please go ahead, sir.
Thomas D’Arcy — Grubb & Ellis Company — President, CEO
Well, thank you, Operator. Hello, everyone, and thank you for joining us today to discuss our 2010 second quarter results. Participating on the call with me today is Michael Rispoli who just yesterday was named the Company’s Chief Financial Officer, which we’re all very excited about, and congratulations Michael. Though he’s new to this position, Mike certainly isn’t new to the Company or many of you. Jack Van Berkel, our Chief Operating Officer; Jeff Hanson who heads our Investment Management business; and Matt Engel, EVP of Finance, are also here today. And all of us look forward to answering your questions following our prepared remarks.

THOMSON REUTERS STREETEVENTS  | www.streetevents.com  |  Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript
Aug 10, 2010 / 02:30PM GMT, GBE — Q2 2010 Grubb & Ellis Earnings Conference Call
Let me begin with just a brief overview of our second quarter results. So please turn to slide two. We are very pleased to report that Grubb & Ellis improved its year over year revenue and EBITDA performance. Our second quarter of 2010 revenue was $141 million, an increase of 11% compared with revenue of $127 million the second quarter of 2009. Adjusted EBITDA was negative $5.3 million, a 43% improvement over the adjusted EBITDA loss of $9.3 million reported in the second quarter of 2009. While we still have work to do, these results do represent a significant move in the right direction, and they are in line with our 2010 forecast for return to profitability in the second half of the year.
We’re especially pleased with the performance of our transaction services business, which exceeded our expectations for the second consecutive quarter. As reflected on slide three, the segment’s revenue increased 40% from the second quarter of 2009. This revenue growth follows a 26% first quarter increase in revenue, suggesting that marketing conditions are improving, and we are beginning to see market share gain based on the investments we have made to upgrade our talent, also to enhance the productivity of our brokerage business, and expand our platform.
In terms of specifics, leasing revenue increased 29%, and investment sales revenue was up 114% in the quarter. Management services revenue was up 5% in the second quarter, which reflects a shift in the composition of the portfolio from the second quarter of 2009. As we’ve said in the past, Grubb & Ellis has a strong track record when it comes to growing our client relationships, and that was again the case this quarter.
Our investment management business reported a $4.9 million decline in revenue. This segment’s performance continues to be behind plan, as we transition from our first non-traded health care REIT to Grubb & Ellis’ health care REIT two, and continue to ramp up sales of Grubb & Ellis apartment REIT. As we talked about in the past, one of the main drivers in this business is the amount of equity raised for our non-traded REITs, which is driven by the number of registered reps able to market our products.
As we’ve mentioned in past quarters, there is a ramp-up period for new products. And this has been lengthened by longer review and diligence periods by our broker-dealer selling partners. While it has taken longer to obtain selling agreements, we feel really positive about this business’ long-term prospects. This is supported by the fact that LPL Financial, the nation’s largest independent broker-dealer, recently added our health care REIT to its selling platform. This new relationship significantly increases the number of registered reps qualified to sell a health care REIT, and is expected to positively impact our second quarter — excuse me — the equity raised in the second half of the year.
One core element of our strategy, and really the primary focus of this management team, is to drive the Company to be EBITDA positive each quarter. This is why we continue to focus on developing our management services and investment management businesses, which provide steady, annuity-like income while at the same time increasing broker productivity, adding complementary business to our platform, and closely managing our company’s cost structure. Those of you familiar with our company recognize that the initiatives I just articulated are identical to those outlined six months ago during my first conference call as CEO.
Slide four illustrates the progress we have made in many of these areas during the second quarter. I will provide more detail relating to these objectives and performance of each of our businesses later in the call. Before I ask Mike to review our financial results, I would like to formally welcome him to his new role, and also thank Matt Engel, who served as our Interim Chief Financial Officer, for their contributions over the past several months. I’m very pleased that both Mike and Matt are taking on expanded positions within our company. Their complementary strengths will be crucial as we continue to focus on operational excellence and driving economic efficiency. And with that, I’d like to ask Mike to review our financial results. Michael?

THOMSON REUTERS STREETEVENTS  | www.streetevents.com  |  Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript
Aug 10, 2010 / 02:30PM GMT, GBE — Q2 2010 Grubb & Ellis Earnings Conference Call
Michael Rispoli — Grubb & Ellis Company — CFO
Thank you, Tom, and good morning, everyone. As you’ll see on slide five, Grubb & Ellis reported first half 2010 revenue of $273.2 million, up 10% compared with the first six months of 2009. As Tom indicated when he reviewed our second quarter results, the revenue increase for both the quarter and first six months of 2010 was largely driven by the strong performance of our transaction services business.
The Company reported a second quarter net loss of $17.5 million, or $0.31 per common share, and a net loss of $41.2 million, or $0.73 per common share for the first six months of 2010. For the first six months of 2010, the Company reported adjusted EBITDA of negative $16.4 million, a 36% improvement compared with the year-ago period. A reconciliation of the GAAP numbers to adjusted EBITDA can be found in Table three accompanying the release.
Next, I’d like to briefly review our segment performance as outlined on slide six. Revenue from our management services segment was $69.9 million in the second quarter. Year to date, the segment-generated revenue of $142.3 million. As Tom mentioned, we have seen a shift in the mix of property and facilities management assignments within the portfolio, partially due to the loss of property managed on behalf of our formal health care REIT, as well as a reduction in a portion of the portfolio managed on behalf of IBM.
At the same time, we added 18 million square feet of new assignments during the second quarter, including an additional 2 million square feet of facilities management work from Microsoft, 700,000 square feet of property management for the University of California at Berkeley, and a number of distressed assets on behalf of financial institutions. Our expectation is that the properties transitioning out of the management portfolio will be offset by new assignments coming on line over the next six months. For the full year 2010, we expect revenue from this segment to be relatively consistent with 2009.
Second quarter transaction services revenue was $54.7 million, compared with $38.9 million a year ago. For the year, transaction services revenue is up 34% over the first six months of 2009. We attribute the double-digit revenue increases in both quarters to increased sales in leasing activity as well as our recruiting efforts. Investment management revenue totaled $8.6 million for the quarter, compared with $13.4 million in the same period a year ago. Segment reported revenue of $18.7 million for the first six months of 2010, a decrease of 26% compared with $29.1 million in the comparable 2009 period. Company’s two non-traded REIT products raised $38.7 million of equity in the second quarter of 2010, compared with $30.8 million in the prior quarter.
Now we’ll turn to expenses. Please proceed to slide seven. The majority of the Company’s expenses are related to transaction commissions and reimbursable costs directly attributable to revenue production. Cash compensation expense for the quarter was $28.5 million, a decrease of 4% from the same period a year ago. Cash G&A costs decreased by 6% year over year, primarily due to our continued efforts to match operating expenses to revenue trends. Second quarter G&A was $18.8 million, compared with $20.1 million on a comparable basis in the prior year.
We realized approximately $5 million in savings in the second quarter as a result of the cost reduction actions taken during the first quarter, and expect to realize approximately $20 million during 2010. If you recall, these actions centered on corporate overhead and other non-revenue-producing areas throughout the Company, and totaled $25 million on an annualized basis. $5 million of savings during the quarter was partially offset with spending on the Company’s growth initiatives and strengthening of our investment management platform. We continue to manage our expenses prudently while examining our cost structure with a focus on improving operating efficiencies. Please turn to slide eight.
At June 30th, cash and cash equivalents stood at $42.1 million compared with $22.5 million at March 31st. This total includes the proceeds from the Company’s recent convertible note offering, which generated $29.4 million in additional capital. We expect to generate cash from operations through the back half of 2010, and end the year with approximately $45 million in cash on our balance sheet. This estimated cash balance allows for continued investment in complementary businesses as we enhance the Company’s positioning for profitable long-term growth. With that, I’ll turn the call back to Tom.

THOMSON REUTERS STREETEVENTS  | www.streetevents.com  |  Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript
Aug 10, 2010 / 02:30PM GMT, GBE — Q2 2010 Grubb & Ellis Earnings Conference Call
Thomas D’Arcy — Grubb & Ellis Company — President, CEO
Well, thanks, Mike. So we believe our second quarter results are showing the progress we’re making against our stated objectives. But we do not yet believe they reflect the true earnings power of our platform. Before I review the progress we’re making against these key strategic initiatives, I would like to share our perspective on the broad marketplace. (inaudible) [five nine], the leasing market does appear to be turning the corner.
After rising by 50 basis points in the first quarter, the office vacancy rate tacked on just 10 basis points in the most recent period. In addition, we saw 3.7 million square feet of positive absorption which ended a string of eight consecutive quarters of negative absorption. Further, there were positive trends in the industrial and multi-family markets, where vacancy rates also decreased.
Asking rental rates remained under downward pressure as they historically reached bottom about two quarters after the vacancy bottoms. The effective rates generally remained at a downward pressure as well, just as a large amount of excess space remaining on the market. Investor demand does remain firm with total dollar volume investment sales of 68% for the first six months of the year, compared with the same period last year, though the pace of sales remains slow by historical standards.
Please turn to slide ten, where according to Moody’s Real Commercial Property Price Index, prices rose again in May, the most recent month available. And the index is now up 8% from its low point late last year. Strong demand for core assets in primary markets is pushing the index higher, while sharply discounted properties in distress are also seeing steady demand.
I think an important caveat here is that the gains are based on a relatively small sample of properties. We believe a disproportionate number of the transactions to date have been trophy assets or agency finance, multi-family portfolios. This will likely be a period of market unevenness before a sustained broad market recovery, we do continue to take a strategic approach to directing our resources to where we see the most opportunity for returns based on these current market trends.
I provided a brief snapshot of our 2010 growth initiatives at the beginning of the call. And now I’d just like to briefly update you on the progress we made against each. So I’d refer you to slide 11. Our ability to execute on these initiatives is critical to Grubb & Ellis capitalizing fully on the opportunities that are beginning to present themselves in the market. They also correlate directly to our capacity to gain share, both critical factors in delivering consistent growth in the Company’s long-term profitability. As we already mentioned, during the first half of 2010, transaction services revenue grew 34% over last year. Jack Van Berkel has done an outstanding job building our real estate services business, and it really is starting to be reflected in the numbers.
Please turn to slide 12. Since we began our recruiting initiative in July of 2008, we’ve added 151 brokers at the DP level or above, with an average annual production of more than $680,000, including 33 added this quarter alone. In addition to attracting higher-producing brokers, we’ve also expanded our service offerings to include new product types such as law firms, health care, senior housing, as well as hospitality. In slide 13, we highlight some of our most notable transactions and key assignments during the quarter. We believe these transactions are a direct result of our focus on specialization and our recruiting gains.
Another approach we have taken to expand the scale of our brokerage operation is analyzing our geographic coverage and insuring that we have the right service platform in place to meet our clients’ needs in each of the top 50 markets. This exercise has resulted in an addition of four owned offices since the start of the year. That’s highlighted on slide 14. An important growth initiative is to build our annuity revenue by expanding the work we do for corporate clients who have chosen to outsource their real estate needs. We continue to make significant progress in this area.

THOMSON REUTERS STREETEVENTS  | www.streetevents.com  |  Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript
Aug 10, 2010 / 02:30PM GMT, GBE — Q2 2010 Grubb & Ellis Earnings Conference Call
During the quarter we signed renewals with three clients, including Microsoft, Shell, and expanded the work we do for Reed Elsevier and Ingersoll Rand. We also added three new clients to our roster, including Univision and the private equity firm, Graham Partners. Outsourced real estate services will continue to grow. We believe Grubb & Ellis has an opportunity to gain considerable share here. We’ve built deep expertise and deep relationships that have led to our emergence as a recognized market leader. We intend to expand our capabilities, and further differentiate ourselves through the development and implementation of innovative and customized management programs.
Turn to slide 15. I just want to discuss another corporate initiative, and update you on a strategy to enter complementary businesses, which we believe will allow us to better serve our clients as well as provide new sources of revenue. In June we announced the formation of Grubb & Ellis Landauer Appraisal and Valuation. We believe the need for appraisal services will increase significantly, especially as the commercial markets begin to recover. Grubb & Ellis Landauer will be operational in seven regions by September 1st. We expect to have eight to ten offices open and 100 appraisers in place by year end.
Last quarter we mentioned that we hired Jeff Majewski to lead our entry into debt and equity business, and I’m pleased to report that we’ve made several key hires, and making significant progress in this business nationally. Financial Service Asset Management Group, which was created to serve the needs of special services and financial institutions, is allowing us to cross sell a variety of service offerings. Our current assignment exceeds $1.8 billion in asset value. In the last 60 days alone, we picked up 19 new listing agreements.
The last initiative I’d like to discuss is to expand our efforts in the non-traded REITS space. This is a market that is expected to grow 25% year over year to approximately $7.5 billion in equity raised for the industry. You see in slide 16 our investment management business is making business, although as I’ve already indicated, this progress is slower than we would have liked.
I can’t stress enough that we view this as a timing delay rather than a long-term setback. As I mentioned earlier, the health care REIT recently signed its own agreement with LPL Financial, and our expectation is that our equity raised will expand significantly through the second half of 2010 and into 2011. We’re also optimistic that additional selling agreements with tier one broker-dealers will be forthcoming for both our health care and apartment REITS which should also enhance our equity rates.
Before I conclude, I would like to address the outlook we provided on our year-end conference call in February. We articulated an expectation that 2010’s total revenue would be in the range of $550 million, $575 million, adjusted EBITDA in the $10 million to $15 million range. Based on a strong performance to date of our transaction services business, the expense control measures that we implemented during the first quarter, it’s our our expectation that equity rates will increase in the second half of 2010, we remain committed to achieving our EBITDA guidance. We’ll have more visibility into this guidance as the third quarter progresses.
We remain hopeful about the early signs of the economic recovery we’ve seen, and are very confident in the investments we’ve made to build on a strong brand recognition and to enhance what already is a sizeable platform with an exceedingly strong customer base. Together these factors make us extremely optimistic about our future.
In closing, I would just like to thank our clients for continuing to put their trust in us, and also our shareowners for sharing our vision of the future of this company and, most importantly, our employees for the considerable role they’ve played over the past two years to get us to this point. And with that, Operator, would you please explain the process for asking any questions? We’d love to entertain any and all questions that anyone may have.

THOMSON REUTERS STREETEVENTS  | www.streetevents.com  |  Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript
Aug 10, 2010 / 02:30PM GMT, GBE — Q2 2010 Grubb & Ellis Earnings Conference Call
QUESTION AND ANSWER
Operator
(Operator Instructions)
And your first question comes from the line of Will Marx from J&P Securities. Please proceed.
Will Marks — JMP Securities — Analyst
Thank you. Good morning, everyone.
Thomas D’Arcy — Grubb & Ellis Company — President, CEO
Good morning, Will.
Will Marks — JMP Securities — Analyst
I want to just start with, I guess on the guidance and looking at the different segments, I know that I guess to generalize, the transaction and maybe property management business has been a pleasant surprise, whereas the investment management has been at the other end of the spectrum. Maybe you can give us some sense of where the guidance is with both of those segments, if you care — if you care to, I should say.
Thomas D’Arcy — Grubb & Ellis Company — President, CEO
Michael, want to handle it?
Michael Rispoli — Grubb & Ellis Company — CFO
Sure. Well, I think that certainly we’ve seen some uplift in the transaction services business. We expect to see that continue through the back half of the year. So we’re very pleasantly surprised there. The management services business we see as relatively flat from last year. Last year we did $275 million of revenue and $22 million of EBITDA in that business.
And on the investment management side obviously, as we’ve said several times, we’re behind where we wanted to be. We do expect to see some acceleration as we move through the back half of the year. So we expect to see revenue in the $50 million range for that business for 2010. And we think, we feel pretty good overall that as long as the market holds up we’ll be able to deliver our adjusted EBITDA range and our revenue guidance.

THOMSON REUTERS STREETEVENTS  | www.streetevents.com  |  Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript
Aug 10, 2010 / 02:30PM GMT, GBE — Q2 2010 Grubb & Ellis Earnings Conference Call
Will Marks — JMP Securities — Analyst
On the management fees, you know, you said flat, but you’re actually up pretty — I mean, you were up 10% in the first quarter, 5% in the second. Would that imply declines in the second half?
Thomas D’Arcy — Grubb & Ellis Company — President, CEO
I think, Will, there’s been a change in mix obviously. In this business you add accounts and migrate some accounts off all the time. So I think we stated, as part of our initial guidance it would be flat for the year. We’re clearly adding new business during the quarter; we’ll add new business during the back half of the year. There will be some migration and some accounts fluxing. But long term, we still feel really, really good about this business.
Will Marks — JMP Securities — Analyst
Okay, great. On the expense line, the transaction commission — just two questions related to the transaction fees. One is, you generally run at higher levels than what we’ve seen from competitors. And [I say] it’s different in what’s in that number probably. And second related question is, do you expect those margins, or let’s say the fees or the percentage of revenues, to drop in the second half as they have traditionally?
Michael Rispoli — Grubb & Ellis Company — CFO
I think, Will, one of the interesting things this year is we’ve actually seen our margin in the transaction business go up as we expand into complementary businesses. It’s not dramatic improvement, but probably a point or so over the prior year, which is great news for us. We think that obviously as some of the brokers hit their higher revenue splits, the margins go down a little bit. But overall we still think it’s a 35 percent gross margin business, and probably 30 percent of incremental revenue drops to the bottom line.
Will Marks — JMP Securities — Analyst
And should the margin on that improve in the second half? It should, correct?
Michael Rispoli — Grubb & Ellis Company — CFO
We think the margin will probably stay right around the 35% level for that particular business ‘cause, again, as we expand the complementary platforms, appraisals, revenues are a little bit higher margin. But you’ll see the splits for some of the brokers go up in the back half of the year as well. Overall I think 35% is probably where we expect to be.
Will Marks — JMP Securities — Analyst
Okay, thank you. And on the specific — when you mention appraisal — can you give me the dollar numbers for — maybe we can do this offline — but investment sales, leasing and other, where I think you’ve put the appraisal numbers?

THOMSON REUTERS STREETEVENTS  | www.streetevents.com  |  Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript
Aug 10, 2010 / 02:30PM GMT, GBE — Q2 2010 Grubb & Ellis Earnings Conference Call
Michael Rispoli — Grubb & Ellis Company — CFO
Yes, if you look at our transaction revenue for the quarter, 73% of that is leasing and 27% sales.
Will Marks — JMP Securities — Analyst
But there was an other last quarter, I guess.
Michael Rispoli — Grubb & Ellis Company — CFO
Yes, the other really falls into leasing at this point; the appraisal business revenues will start September 1st.
Thomas D’Arcy — Grubb & Ellis Company — President, CEO
It’s just a really small component, Will, of appraisal revenue in there now. Because we have a very small effort company-wide. Obviously we’ll ramp that up significantly. And that revenue should begin to — that business comes online on September 1st, which we’re really excited about.
Will Marks — JMP Securities — Analyst
Okay. All right. And then my last question on — due to maintaining the guidance, you know, at the low end, $10 million after the losses in the first half — it’s a pretty significant jump in the second half. And I’m wondering how we can think about that third quarter versus fourth quarter, if you can help us at all?
Michael Rispoli — Grubb & Ellis Company — CFO
Yes, well, I think that obviously we haven’t been giving quarterly guidance, but we’re looking for a big fourth quarter of the year. I would say predominantly most of the EBITDA generation comes in the fourth quarter. We’ll see a little bit in the third quarter as we continue to see the cost reductions, as our revenue continues to ramp, and as we see the equities raise start to really come up in the investment management business.
Will Marks — JMP Securities — Analyst
Okay. So third quarter should be positive, but you’re not going out there saying that you’re going to generate a lot of EBITDA?
Thomas D’Arcy — Grubb & Ellis Company — President, CEO
I think, well, we’ve seen significant sequential improvement in EBITDA quarter over quarter. We expect that trend to continue. We think that the investment that we’re making in our core businesses are going to be paying off. We’re already starting to see it pay off. We feel good — better about the investment management business. The LPL sign-on is a big lift to that business. This is a fundamental business to us that we are going to be really good in.
So I think when we look at the back half of the year, the investments that we’ve made, continued momentum in the management service business, pickup momentum in the investment management business, obviously there’s significant work to do. But we feel good about the direction of the company and the direction of numbers in the back half of the year.

THOMSON REUTERS STREETEVENTS  | www.streetevents.com  |  Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript
Aug 10, 2010 / 02:30PM GMT, GBE — Q2 2010 Grubb & Ellis Earnings Conference Call
Will Marks — JMP Securities — Analyst
Great. That’s really helpful. Thanks, guys.
Thomas D’Arcy — Grubb & Ellis Company — President, CEO
Thank you.
Operator
Your next question comes from the line of Brandon Dobell from William Blair. Please proceed.
Brandon Dobell — William Blair & Company — Analyst
Hi, you guys, good morning, and my congratulations.
Thomas D’Arcy — Grubb & Ellis Company — President, CEO
Thanks, Brandon.
Michael Rispoli — Grubb & Ellis Company — CFO
Thanks, Brandon.
Brandon Dobell — William Blair & Company — Analyst
A couple of things. I want to reference — I think it’s slide 12 where you have the broker production numbers. The 151 brokers at $680,000 — I guess how much utility can we get from that number, given that the last three years have been a little strange? You know, maybe part of that being really good; a bunch of it being pretty bad. How can we use that I guess to understand the future forward productivity of your brokerage force?
Thomas D’Arcy — Grubb & Ellis Company — President, CEO
Jack, do you want to discuss this brokerage productivity?
Jack Van Berkel — Grubb & Ellis Company — EVP, COO
Sure, not a problem. And obviously we’re comparing apples and apples, because, you know, obviously we’re looking at broker productivity for a three-year period of time. So it’s really a scale issue more than anything else. We think we’re going get 3X to productivity from the new hires versus the folks that have gone out the door. Obviously in a market lift situation, we hope to have increased broker productivity. As you well know, good brokers and good markets are significantly more productive than non-performing brokers. So we actually hope to see may 4X or 5X productivity from a non-performing broker in good time.

THOMSON REUTERS STREETEVENTS  | www.streetevents.com  |  Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript
Aug 10, 2010 / 02:30PM GMT, GBE — Q2 2010 Grubb & Ellis Earnings Conference Call
Brandon Dobell — William Blair & Company — Analyst
Okay. And of those 150 or so, I guess — not even sure if it’s a relevant question — but does the split between sales brokers versus leasing brokers — or I guess the more broad question would be, how do you position these new guys? They’ve got an office or they’ve got a geographic location, they kind of handle everything in that geography or are they specialists that just focus on office sales, for example? I guess I’m trying to get a feel for how you guys have structured the different kind of layers of personnel out there.
Jack Van Berkel — Grubb & Ellis Company — EVP, COO
Right. And we’ve obviously added geographic talent. It’s been obviously a key component to the growth strategy. But obviously have been significant platform enhancements. Part of this of course, we’ve greatly improved our capital markets group, along with 30 other practice groups that we’ve put in place. So what you’re seeing is some, certain brokers are specific to geography, and we’ve really, again, focused more on major markets — Chicago, Los Angeles, New York, etc.
And of course we’ve been looking at platform enhancements, adding practice groups and talent within specific areas, practice groups, obviously capital markets and I know, what’s already been mentioned of course, is some of the other platform areas — mortgage banking, appraisal, et cetera. So we’re looking to grow across the platform which includes geographies.
Brandon Dobell — William Blair & Company — Analyst
Okay. And kind of in line with Will’s question about the second half ramp in profitability, what should we think of as a decent run rate on the G&A line, given the sequential down] (inaudible) which is obviously nice to see? Should we think about Q2 being the right run rate? And how much seasonality should we expect in the G&A line this year versus prior years?
Michael Rispoli — Grubb & Ellis Company — CFO
Yes, Brandon, this is Mike. I think the way to think about the G&A line, is if you look at slide seven, we grouped the overhead expenses, which are really the cash compensation costs and G&A costs.
Brandon Dobell — William Blair & Company — Analyst
Right.
Michael Rispoli — Grubb & Ellis Company — CFO
Q2 we had about $47 million. We think that a good run rate there is around $45 million as we move forward.

THOMSON REUTERS STREETEVENTS  | www.streetevents.com  |  Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript
Aug 10, 2010 / 02:30PM GMT, GBE — Q2 2010 Grubb & Ellis Earnings Conference Call
Brandon Dobell — William Blair & Company — Analyst
Right.
Michael Rispoli — Grubb & Ellis Company — CFO
Obviously that can move up and down based on various factors. But we think we’ll see some additional decline from Q2 to Q3.
Brandon Dobell — William Blair & Company — Analyst
Okay, that’s helpful. Maybe one for you, Tom. How do you think about the either opportunities or hurdles in the affiliate structure right now? Is the job to make purchases or are there kind of things standing in the way of you guys really pushing to kind of solidify your position with the affiliates or kind of clean it up? Or do you think you’ve got a decent position right now?
Thomas D’Arcy — Grubb & Ellis Company — President, CEO
I think we have a good position, Brandon. The affiliates are very important to our company. They’ve been historic [background] at Grubb & Ellis. Obviously the strategy is to have owned offices in the major markets, highly productive offices, and then use the affiliate structure in more of the secondary markets. And we work hard with our affiliates. We have an exceedingly good working relationship. They help us with our footprint. They help us expand transactions across markets. And so we feel really, really good about our affiliates. It’s a situation that we’re very, very comfortable. And it’s really a core strategy of our company. So it’s something, Brandon, that we think we’re in the sweet spot now.
Brandon Dobell — William Blair & Company — Analyst
Okay. And then final question for you. If you look at the transaction business related to buying and selling buildings this past quarter, how much of was — I guess were — distressed properties or something of that nature versus, let’s call it run of the mill, kind of plain vanilla, regular performing properties? And is there an expectation in the back half of the year for what the impact of distressed properties may be on your sales business?
Thomas D’Arcy — Grubb & Ellis Company — President, CEO
I think it’s interesting. I think when you look at the statistics, when we walk through the Moody’s numbers and you look at the trends in sales, obviously if it’s seen positive sequential monthly growth. One of the interesting aspects to it is, there’s really two types of properties that are selling, right — trophy assets that are kind of bondable yields, and then the distressed assets. And the broad middle buys and sells are still having difficulty getting together on price. So we’ve seen a significant takeoff in the distressed side.
Our (inaudible) business is really doing well. They’re busy working for a lot of the institutions. And so really, when the market gets to true equilibrium, it’ll be where assets of all qualities begin to be transacted. And we’re really not seeing that yet, although obviously in our numbers you start to see meaningful velocity in the investment [builds] business. So we think the trend is up. We just need a broader composition of properties being transacted.

THOMSON REUTERS STREETEVENTS  | www.streetevents.com  |  Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript
Aug 10, 2010 / 02:30PM GMT, GBE — Q2 2010 Grubb & Ellis Earnings Conference Call
Brandon Dobell — William Blair & Company — Analyst
Okay. Great. Thanks, guys. Appreciate it.
Operator
You have a follow-up question coming from Will Marks from J&P Securities. Please proceed.
Will Marks — JMP Securities — Analyst
Great, thank you. I was wondering, on the asset management side, with LPL — how quickly does that translate into revenues? I realize your fees are largely on the acquisition side.
Thomas D’Arcy — Grubb & Ellis Company — President, CEO
Why don’t you help Will with that?
Unidentified Company Representative
Sure, good morning, Will. It takes probably 45 to 60 days to begin the ramp-up process. But when it takes hold, it takes hold pretty quickly. And I think that a good benchmark would be what we did in the first two or three quarters of 2008 when we signed LPL — I think it was at the end of the first quarter. We ramped up pretty quickly, about a 45 to 60-day entry period. And then we began to see meaningful equity raised thereafter. And not only with LPL, but we signed another six tier ones in the first two or three quarters of ‘08, and we saw the same general type of pickup in all of those respective BD’s as well.
So today we stand ranked 13th in the industry. As Mike indicated, we’re up 26% Q2 over Q1. And Q1 was up over 50% above Q4 of 2009. So there’s been strong sequential growth there. And we were able to do that obviously in the first half of the year without LPL. So we feel good about what that selling agreement, as well as several other tier ones that we’re in process on in both health care and apartment, hold for Q3 and particularly Q4 of this year.
Will Marks — JMP Securities — Analyst
So it sounds like you’ve worked with LPL in the past. Why did you lose them or why weren’t they working with you?
Unidentified Company Representative
Well, we didn’t lose them. We transitioned health care REIT one, as you know —
Will Marks — JMP Securities — Analyst
Right.

THOMSON REUTERS STREETEVENTS  | www.streetevents.com  |  Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript
Aug 10, 2010 / 02:30PM GMT, GBE — Q2 2010 Grubb & Ellis Earnings Conference Call
Unidentified Company Representative
— to self management. And then we launched health care REIT two in late third quarter last year. So we’ve been active raising equity for about nine months. You have to go, any time you launch a new product, you actually have to go through the due diligence process all over again with each of your broker-dealer relationships.
And when Tom references that we truly believe that it’s largely been a timing issue associated with the performance of the investment management business, it’s a direct derivative of having to go through due diligence processes that have actually been more lengthy than have been historical norm in the industry, just simply because the broker-dealers are dealing with what every other business in America’s been dealing with over the last three years. Everybody’s trying to do the same amount of work, if not more, with less resources. So there have been prolonged time periods associated to actually getting to signed selling agreements.
Will Marks — JMP Securities — Analyst
Okay, great. That’s helpful. And actually, while I have you on the line, maybe you can give me an answer to somewhat of a naïve question that I get asked all the time, it’s just — in terms of, what are these brokers selling exactly? So maybe just an example of, if you get someone from LPL on the phone, what are they going to tell you in terms of, we’re buying this many health care properties in the REIT, we are buying at this cap rate? Probably the investors aren’t, don’t know anything about cap rate who are buying it. But this is your dividend yield; it’s guaranteed, it’s not guaranteed. Just maybe you could help us with that.
Unidentified Company Representative
Sure. I think the general story is, A, these are retail investors that are actually looking to invest, primarily for income. Non-traded REITs generally are associated with stable and attractive dividend yields. We have a 6% dividend yield on the apartment REIT, 6.5% on health care. And in terms of the economics, if you look at where health care is trading today for quality on-campus medical office buildings and good markets, you’re buying between an 8 and 8.5 cap, leveraging at 6% fixed rate financing, and paying out a 6.5% dividend. So from an economic model standpoint, you’re able to cover the securities load and the dividend right after the point of acquisition. You’re not necessarily needing to grow into the dividend yield. So the name of the game then is to aggregate assets as quickly as possible in order to cover the fixed costs associated with running a public company.
Thomas D’Arcy — Grubb & Ellis Company — President, CEO
When you look at the fixed income market, Will, with yields at historic lows, obviously the dividend is appealing. We think we have a great ability to be really strong in this space. We’re only one of two public sponsors of non-traded REITs. You know, we can use our resources spread across the country to leverage our platform in terms of finding acquisitions and driving efficiencies through management of the properties. So this is a business that we’re good at. This is a business that we think we can provide terrific returns to our shareowners. And this is a business that’s going to be very profitable for our company as we move forward.

THOMSON REUTERS STREETEVENTS  | www.streetevents.com  |  Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript
Aug 10, 2010 / 02:30PM GMT, GBE — Q2 2010 Grubb & Ellis Earnings Conference Call
Will Marks — JMP Securities — Analyst
Okay, great. It’s just, related to that, a couple of final questions. What is the principal repayment timeline, and what do you say if someone asks, is my dividend guaranteed?
Thomas D’Arcy — Grubb & Ellis Company — President, CEO
Obviously the dividends are not guaranteed. Obviously the investor’s making a decision between basically liquidity and stability, right. They don’t want to deal with the market variability they’ve seen in the broad market which they’ve experienced over the last three to four years. It’s really an income vehicle that’s paid monthly. And for us, we’re investing in very solid properties which we believe, not only is there current income, but there’s price appreciation down the road through a well-selected portfolio. So we believe it’s a really solid investment vehicle for the right investor.
Will Marks — JMP Securities — Analyst
Okay. All right. That’s all for me. Thank you.
Thomas D’Arcy — Grubb & Ellis Company — President, CEO
Thanks, Will.
Operator
Your next question comes from the line of [Klaus Von Stutterheim] from Deutsche Bank. Please proceed.
Klaus Von Stutterheim — Deutsche Bank — Analyst
Hi. My question is this. We’ve seen a gratifying number of salespeople join the company, which is reassuring for a company that was on the ropes. So my question is, what is the enticement for people to change firms? Do you pay large sign-on bonus hoping that they’ll earn them out? Do they get stock, hoping that they’ll make a killing because the stock is, you know, certainly at the bottom of its range, we hope? What’s —
Thomas D’Arcy — Grubb & Ellis Company — President, CEO
Jack’s been at the front end of a lot of these recruiting efforts. So Jack, why don’t you help Klaus with that question?
Jack Van Berkel — Grubb & Ellis Company — EVP, COO
Terrific, Klaus. How are you today?
Klaus Von Stutterheim — Deutsche Bank — Analyst
I’m fine. And you?

THOMSON REUTERS STREETEVENTS  | www.streetevents.com  |  Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript
Aug 10, 2010 / 02:30PM GMT, GBE — Q2 2010 Grubb & Ellis Earnings Conference Call
Jack Van Berkel — Grubb & Ellis Company — EVP, COO
Terrific. No, we’ve been — actually, sign-on bonuses have been minimal. Stock has been extremely minimal. What we’re trying to leverage of course is, first and foremost, a culture where individuals can still be highly successful, where there’s not a significant amount of internal competition, where we’re still a broker-centric organization. So that’s really been the number one calling card for us. Obviously we’ve put some performance enhancements in place for folks to come over. But what we’re really finding is that we’re still an attractive brokerage firm for those individuals that want to go off and build a business and have an opportunity to make a significant amount of money.
Klaus Von Stutterheim — Deutsche Bank — Analyst
Are this guys that are typically coming with a book of business? I’m not sure how that works in your industry.
Jack Van Berkel — Grubb & Ellis Company — EVP, COO
Typically they come with a customer set, yes. And long-term relationships.
Klaus Von Stutterheim — Deutsche Bank — Analyst
Okay. Thanks.
Operator
There are no further questions on the line. I will now hand the call back to Mr. Tom D’Arcy for closing remarks.
Thomas D’Arcy — Grubb & Ellis Company — President, CEO
Thank you, Operator. Let me thank everyone that participated in the call today. We certainly appreciate your interest in Grubb & Ellis and look forward to speaking with you again when we release our third quarter results. And obviously, never hesitate to call the office, and we’ll help you in any way that we can. Thank you, and have a nice day.
Operator
Ladies and gentlemen, thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect. Have a great day.

THOMSON REUTERS STREETEVENTS  | www.streetevents.com  |  Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript
Aug 10, 2010 / 02:30PM GMT, GBE — Q2 2010 Grubb & Ellis Earnings Conference Call
DISCLAIMER
Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.
In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies mayindicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.
THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.
© 2010 Thomson Reuters. All Rights Reserved.

THOMSON REUTERS STREETEVENTS  | www.streetevents.com  |  Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.